Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000
World Fuel Services Corporation Reports First Quarter 2023 Results
First Quarter 2023 Highlights
•Gross profit increased 14% to $263 million
•Net income decreased 13% to $23 million
•GAAP diluted earnings and adjusted diluted earnings per share of $0.36
•Adjusted EBITDA increased 16% to $87 million
MIAMI—April 27, 2023—World Fuel Services Corporation (NYSE: INT) today reported financial results for the first quarter of 2023.
Results compared to the same period last year are as follows (unaudited - in millions, except percentages and per share data):

	Three Months Ended March 31,
	2023	2022	Change
Volume (1)	4,472	4,476	0%
Revenue	$12,482	$12,382	1%
Gross profit	$263	$231	14%
Income from operations	$65	$41	56%
Income from operations as a percentage of gross profit	25%	18%
Adjusted income from operations	$65	$42	54%
Adjusted income from operations as a percentage of gross profit	25%	18%
Diluted earnings (loss) per common share	$0.36	$0.41	(12)%
Adjusted diluted earnings (loss) per common share	$0.36	$0.42	(14)%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"Our core businesses performed well in the first quarter, a reflection of our broader strategy to maximize returns in our core businesses while also growing our sustainability and digital solutions for our customers," stated Michael J. Kasbar, chairman and chief executive officer. "Our customers' requirements for more solutions to support their energy transition journeys represents a strategic opportunity for our business to thrive in a world that is increasingly prioritizing lower-carbon alternatives and solutions."
"Our balance sheet remains strong, providing significant liquidity to drive growth and continued investment in products and services that will further support our strategic priorities," said Ira M. Birns, executive vice president and chief financial officer. "We also remain committed to further leveraging digital technology and producing greater operational efficiencies throughout our business to ensure that we are maximizing the value we provide to our customers, shareholders and other stakeholders."

First Quarter 2023 Segment Profitability
•Aviation – Gross profit of $101 million, an increase of 57% year-over-year attributable to growth in volume and related services. In addition, the year-over-year comparison reflects the negative impact of inventory losses during last year's first quarter arising from unprecedented backwardation market pricing dynamics.
•Land – Gross profit of $110 million, a decrease of 8% year-over-year primarily attributable to extreme weather conditions experienced in parts of our North America business and lower contributions from our U.K. business, which had benefited from significant price volatility in the first quarter of 2022, partially offset by improved performance in our natural gas and power activities.
•Marine – Gross profit of $52 million, an increase of 11% year-over-year principally as a result of market dynamics driven by the higher interest rate environment.

Earnings Conference Call
An investor conference call will be held today, April 27, 2023 at 5:00 PM Eastern Time to discuss first quarter results. Participants can access the live webcast or participate by phone by visiting the company’s website at https://ir.wfscorp.com/events. To join the conference call by phone, participants must pre-register and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company’s website through May 11, 2023.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement and related services, as well as transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, visit www.wfscorp.com.
Contact:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 428-8000
investors@wfscorp.com
Definitions and Non-GAAP Financial Measures
This press release makes reference to "Net income." Net income means Net income attributable to World Fuel as presented in the Statements of Income and Comprehensive Income.
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including the following:
•adjusted income from operations;
•adjusted income from operations as a percentage of gross profit;
•adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•adjusted net income attributable to World Fuel; and
•adjusted diluted earnings per common share;
The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements primarily because we do not believe they are reflective of our core operating results.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies.
Adjusted net income attributable to World Fuel is defined as net income (loss) attributable to World Fuel excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, and non-operating legal settlements.
Adjusted diluted earnings per common share is computed by dividing adjusted net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.
Adjusted EBITDA is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, and non-operating legal settlements. As the GAAP measure most comparable to Adjusted EBITDA is net income, the reconciliation was updated in the first quarter of 2022 to start with net income.
Adjusted income from operations is defined as Income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, and integration costs. Adjusted income from operations as a percentage of gross profit is computed by dividing adjusted income from operations by gross profit.
Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.

Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations about growth in our sustainability and digital solutions, our strategic opportunities in a lower-carbon world, and our ability to produce greater operational efficiencies. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflict in Eastern Europe; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our failure to comply with restrictions and covenants governing our senior revolving credit facility and our senior term loan, including financial covenants; the impact of cyber and other information security-related incidents; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; the impact of the U.K.'s exit from the European Union, known as Brexit, on our business, operations and financial condition; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; global health developments and economic uncertainty following the COVID-19 pandemic; the outcome of litigation and other proceedings, including the costs associated in defending any actions; and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	March 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$216.7	$298.4
Accounts receivable, net of allowance for credit losses of $14.5 million and $14.1 million as of March 31, 2023 and 2022, respectively	2,997.2	3,294.1
Inventories	618.6	779.9
Prepaid expenses	81.4	83.6
Short-term derivative assets, net	244.0	302.1
Other current assets	455.9	479.9
Total current assets	4,613.8	5,238.1
Property and equipment, net	497.0	484.2
Goodwill	1,234.3	1,233.0
Identifiable intangible assets, net	327.0	336.2
Other non-current assets	813.7	873.2
Total assets	$7,485.8	$8,164.6
Liabilities:
Current liabilities:
Current maturities of long-term debt	$18.2	$15.8
Accounts payable	3,213.2	3,529.5
Short-term derivative liabilities, net	252.8	325.2
Accrued expenses and other current liabilities	669.2	738.2
Total current liabilities	4,153.5	4,608.6
Long-term debt	708.4	829.9
Other long-term liabilities	610.0	735.3
Total liabilities	5,471.8	6,173.8
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 62.1 and 62.0 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	0.6	0.6
Capital in excess of par value	188.2	182.4
Retained earnings	1,976.7	1,962.5
Accumulated other comprehensive income (loss)	(157.1)	(160.6)
Total World Fuel shareholders' equity	2,008.3	1,984.9
Noncontrolling interest	5.7	5.9
Total equity	2,014.0	1,990.7
Total liabilities and equity	$7,485.8	$8,164.6

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Revenue	$12,481.6	$12,382.0
Cost of revenue	12,218.9	12,151.1
Gross profit	262.7	230.9
Operating expenses:
Compensation and employee benefits	119.2	114.9
General and administrative	79.0	74.7
Total operating expenses	198.2	189.6
Income from operations	64.6	41.3
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(34.3)	(14.3)
Other income (expense), net	(3.5)	5.7
Total non-operating income (expense), net	(37.8)	(8.7)
Income (loss) before income taxes	26.7	32.6
Provision for income taxes	4.2	6.4
Net income (loss) including noncontrolling interest	22.6	26.3
Net income (loss) attributable to noncontrolling interest	(0.2)	(0.1)
Net income (loss) attributable to World Fuel	$22.8	$26.3
Basic earnings (loss) per common share	$0.37	$0.42
Basic weighted average common shares	62.2	63.4
Diluted earnings (loss) per common share	$0.36	$0.41
Diluted weighted average common shares	62.8	63.7
Comprehensive income:
Net income (loss) including noncontrolling interest	$22.6	$26.3
Other comprehensive income (loss):
Foreign currency translation adjustments	5.7	(9.4)
Cash flow hedges, net of income tax expense (benefit) of ($0.7) and ($7.0) for the three months ended March 31, 2023 and 2022, respectively	(2.2)	(19.3)
Total other comprehensive income (loss)	3.5	(28.7)
Comprehensive income (loss) including noncontrolling interest	26.1	(2.4)
Comprehensive income (loss) attributable to noncontrolling interest	(0.2)	(0.1)
Comprehensive income (loss) attributable to World Fuel	$26.3	$(2.3)

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$22.6	$26.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(94.1)	(15.5)
Depreciation and amortization	25.8	27.2
Provision for credit losses	0.3	2.0
Share-based payment award compensation costs	6.1	3.7
Deferred income tax expense (benefit)	(2.8)	(4.0)
Unrealized foreign currency (gains) losses, net	(18.8)	(3.7)
Other	(0.1)	(1.4)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	295.7	(1,051.3)
Inventories	161.4	(140.6)
Prepaid expenses	2.0	3.1
Short-term derivative assets, net	163.2	(210.6)
Other current assets	8.7	72.3
Cash collateral with counterparties	96.9	56.3
Other non-current assets	56.0	(108.9)
Accounts payable	(322.3)	996.7
Short-term derivative liabilities, net	(164.9)	168.0
Accrued expenses and other current liabilities	(53.9)	21.8
Other long-term liabilities	(38.8)	86.6
Net cash provided by (used in) operating activities	143.0	(72.0)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(639.4)
Capital expenditures	(18.8)	(16.7)
Other investing activities, net	(4.7)	(1.3)
Net cash provided by (used in) investing activities	(23.5)	(657.3)
Cash flows from financing activities:
Borrowings of debt	2,101.0	1,745.8
Repayments of debt	(2,224.1)	(1,369.7)
Dividends paid on common stock	(8.6)	(7.4)
Repurchases of common stock	—	(13.7)
Payments of deferred consideration for acquisitions	(60.8)	(10.0)
Other financing activities, net	(0.3)	(1.3)
Net cash provided by (used in) financing activities	(192.8)	343.7
Effect of exchange rate changes on cash and cash equivalents	(8.3)	(0.3)
Net increase (decrease) in cash and cash equivalents	(81.7)	(386.0)
Cash and cash equivalents, as of the beginning of the period	298.4	652.2
Cash and cash equivalents, as of the end of the period	$216.7	$266.2

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended March 31,
	2023		2022
	Net Income	Earnings per Share	Net Income	Earnings per Share
Net income and Diluted earnings per common share	$22.8	$0.36	$26.3	$0.41
Acquisition and divestiture related expenses	—	—	0.4	—
Integration costs	—	—	0.3	—
Income tax impacts	—	—	(0.2)	—
Adjusted net income and Adjusted diluted earnings per common share	$22.8	$0.36	$26.8	$0.42

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended March 31,
	2023	2022
Net income (loss) including noncontrolling interest	$22.6	$26.3
Interest expense and other financing costs, net	34.3	14.3
Provision (benefit) for income taxes	4.2	6.4
Depreciation and amortization	25.8	27.2
EBITDA	86.9	74.2
Acquisition and divestiture related expenses	—	0.4
Integration costs	—	0.3
Adjusted EBITDA	$86.9	$74.9

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended March 31,
	2023	2022
Income from operations	$64.6	$41.3
Acquisition and divestiture related expenses	—	0.4
Integration costs	—	0.3
Adjusted Income from Operations	$64.6	$42.0

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Revenue:	2023	2022
Aviation segment	$6,222.8	$5,010.5
Land segment	3,891.3	4,380.8
Marine segment	2,367.5	2,990.6
Total revenue	$12,481.6	$12,382.0
Gross profit:
Aviation segment	$100.6	$64.2
Land segment	110.1	119.8
Marine segment	52.0	47.0
Total gross profit	$262.7	$230.9
Income from operations:
Aviation segment	$34.0	$7.5
Land segment	26.2	33.4
Marine segment	30.8	23.1
Corporate overhead - unallocated	(26.4)	(22.8)
Total income from operations	$64.6	$41.3

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Volume (Gallons):	2023	2022
Aviation Segment	1,777.1	1,655.4
Land Segment (1)	1,564.7	1,582.6
Marine Segment (2)	1,129.9	1,238.3
Consolidated Total	4,471.7	4,476.3
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.3 and 4.7 for the three months ended March 31, 2023 and 2022, respectively.